UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 21, 2014

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2231 Rutherford Road
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 438-7400

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2014, we appointed Ram Krishnan as our chief executive officer, effective as of September 15, 2014.

Jeff Berg will continue to serve as our chief executive officer until September 15, 2014, and he will continue to serve as the chairman of our board of directors thereafter.

Mr. Krishnan, age 39, served as senior vice president of Active Network, a cloud-based activity and participant management solutions provider, since November 2011. From May 2008 to November 2011, Mr. Krishnan served as the global vice president and general manager of GE’s Radiology IT business.

In connection with his appointment as our chief executive officer, we entered into an employment agreement with Mr. Krishnan on August 21, 2014. The following description of such employment agreement is qualified in its entirety by reference to the full text of such employment agreement, which will be filed with our periodic report for the applicable period.

Mr. Krishnan’s annualized based salary will be $325,000, increasing to $350,000 commencing on January 1, 2016. We agreed to appoint Mr. Krishnan to our board of directors as of September 15, 2014.

Mr. Krishnan will be eligible to receive an annual incentive bonus based on the achievement of performance objectives for the particular year. For the 2015 calendar year, his target potential annual incentive bonus will be up to 70% of his base salary, a portion of which ($75,000) will be guaranteed. For the 2016 calendar year, his target potential annual incentive bonus will increase to up to 75% of his base salary and the guaranteed portion will decrease to $50,000. The nominating and corporate governance/compensation committee of our board of directors will establish the performance objectives for each year and, other than the guaranteed portions for 2015 and 2016, will determine, in its sole discretion, the amount of the incentive bonus payout, if any, based on the achievement of the applicable performance objectives. The performance objectives for 2015 are expected to be determined on or before December 31, 2014.

In connection with Mr. Krishnan’s appointment, he will be granted an option to purchase 3,500,000 shares of our common stock, and another performance-based option to purchase 750,000 shares of our common stock, both of which will have an exercise price per share equal to the closing price on the grant date. The first option is expected to be granted on or about September 15, 2014, and, subject to his continued employment with us through the applicable vesting date, will vest as to 25% of the total number of shares subject to the option on the first anniversary of the grant date and the remaining 75% of the total number of shares subject to the option will vest in 36 substantially equal monthly installments thereafter, such that the option will be fully vested on the four-year anniversary of the grant date. The second option is expected to be granted on or about January 1, 2015, and, subject to meeting performance objectives and to his continued employment with us through the applicable vesting date, will vest on the same schedule as the other option. These grants will be made outside the company’s existing shareholder approved equity plans and were approved by the nominating and corporate governance/compensation committee of our board of directors as an inducement material to Mr. Krishnan entering into employment with us. Subject to Mr. Krishnan’s continued employment and to the approval by the nominating and corporate governance/compensation committee of our board of directors, he will be granted another performance-based option to purchase 750,000 shares of our common stock with an exercise price per share equal to the closing price on the grant date. This option is expected to be granted on or about January 1, 2016, and, subject to meeting performance objectives and to his continued employment with us through the applicable vesting date, will vest on the same schedule as the other options. Each of the options will expire 10 years from the date of grant. If a change in control occurs and there is no assumption or continuation of the options described above that are then outstanding, and provided that Mr. Kirshnan is employed by us through the effective date of the change in control, 50% of the then unvested portion of such options will vest and become exercisable as of immediately before such change in control.

Mr. Krishnan will also be entitled to health and life insurance and other benefits generally available to our employees.

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Mr. Krishnan’s employment will be “at will.” Generally, if his employment is terminated by us or by him, we will pay him any accrued and unpaid base salary, reimburse him for expenses incurred and, to the extent not previously paid, we will pay him a pro rata portion of the guaranteed portion of his incentive bonus for 2015 and 2016 based on the number of days that have elapsed in 2015 or 2016, as the case may be, through the date of termination of employment. We refer to the foregoing as the “accrued obligations.” In addition to the accrued obligations, if his employment is terminated without cause or he resigns for good reason on or before December 31, 2015, we will pay him, over a nine-month period, nine months’ salary based on his then current base salary, and, provided that he timely elects continued insurance coverage pursuant to COBRA, we will reimburse him for a period of nine months an amount equal to the difference between the amount of the COBRA premiums actually paid by him each such month and the amount of the most recent premium paid by him immediately prior to the date his employment terminated for health insurance benefits that we offered. In addition to the accrued obligations, if Mr. Krishnan’s employment with us is terminated without cause or he resigns for good reason after December 31, 2015, he will receive the payments described above except that the payment amount will be reduced from nine months’ salary to six months’ salary and the periods of time will be reduced from nine months to six months. Further, if his employment is terminated without cause or he resigns for good reason, in each case, within six months prior to or within six months following the effective date of a change in control, we will pay him the incentive bonus that has been earned and not previously paid, and 100% of the then unvested portion of the options described above that are then outstanding will vest and become exercisable as of the later of the date of termination of employment and the date immediately prior to the effective date of the change in control. Other than the accrued obligations, the other payments and benefits to which Mr. Krishnan may be entitled that are described above are subject to his delivery to us of an executed release of claims in our favor and the same becoming effective and not revoked.

To the extent that the payments and benefits provided under Mr. Krishnan’s employment agreement and the benefits provided to him, or for his benefit, under any other company plan or agreement would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, such payments or benefits will be reduced (but not below zero) if and to the extent that a reduction in such payments or benefits would result in Mr. Krishnan retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the excise Tax), than if he received all of the benefits and payments.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

By:	/s/ Kendra Berger
Kendra Berger Chief Financial Officer

Date: August 22, 2014

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